Exhibit 99.1

The Container Store Group, Inc. Announces First Quarter Fiscal 2019 Financial Results

First Quarter Comparable Store Sales up 7.8%; Consolidated Net Sales up 7.0%

First Quarter EPS of ($0.08) vs ($0.14) in Q118; Adjusted EPS of ($0.08) vs ($0.08) in Q118

Coppell, TX — July 30, 2019 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced financial results for the first quarter of fiscal 2019 ended June 29, 2019.

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Consolidated net sales were $209.5 million, up 7.0%.  Net sales in The Container Store retail business (“TCS”) were $195.1 million, up 8.3%.  Elfa International AB (“Elfa”) third-party net sales were $14.4 million, down 8.3% due to foreign currency translation.

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Comparable store sales increased 7.8%, with Custom Closets up 11.1%, contributing 500 basis points of the increase in comparable store sales, and all other product categories up 5.1%  contributing the remaining 280 basis points.

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Consolidated net loss and net loss per share (“EPS”) was $4.1 million and ($0.08) compared to a  net loss of $6.8 million and ($0.14), respectively, in the first quarter of fiscal 2018.  Adjusted net loss per share (“Adjusted EPS”) was ($0.08) compared to ($0.08) in the first quarter of fiscal 2018 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

 “We are very pleased with our strong start to fiscal 2019, as our reinvigorated marketing campaigns and refreshed merchandise assortment across our core Custom Closets business and other product categories, resonated with customers both in store and online. Our entire organization is more agile today, allowing us to quickly react to marketing opportunities,  leverage social influencers, as well as capitalize on the heightened awareness and interest in the category of Storage and Organization overall. Combining our agility with our merchandising strategies that include a comprehensive Custom Closets offering,  freshness and newness across all product categories, and our unique solutions-based selling approach, we believe we are well positioned for the remainder of the fiscal year and beyond. We are also making good progress against each of our key fiscal 2019 priorities, including increasing our Custom Closets brand awareness and opening our second distribution center in late fiscal 2019, that is currently on time and on budget.”

First Quarter Fiscal 2019 Results

For the first quarter (thirteen weeks) ended June 29, 2019:

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Consolidated net sales were $209.5 million, up 7.0% as compared to the first quarter of fiscal 2018. Net sales at TCS were $195.1 million, up 8.3%,  driven by an increase in comparable store sales of 7.8%, combined with incremental sales from new stores. Elfa third-party net sales were $14.4 million, down 8.3% compared to the first quarter of fiscal 2018, due to the negative impact of foreign currency translation during the quarter.

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Consolidated gross margin was 57.2%, a decrease of 140 basis points, compared to the first quarter of fiscal 2018, primarily due to a  higher mix of lower margin products and services sold in the first quarter of fiscal 2019. TCS gross margin decreased 50  basis points to 57.4%,  primarily due to successful marketing and merchandising campaigns that drove a higher mix of campaign driven sales. The decrease was partially offset by improvement in foreign currency translation.  Elfa gross margin declined 100 basis points primarily due to higher direct materials costs attributable to higher raw material prices and a weaker Swedish krona.

•

Consolidated selling, general and administrative expenses (“SG&A”) increased by 2.3% to $109.0 million in the first quarter of fiscal 2019 from $106.6 million in the first quarter of fiscal 2018. SG&A as a percentage of net sales decreased 240 basis points. This was primarily due to Optimization Plan expenses incurred in the prior year that were not incurred in the first quarter of fiscal 2019 and ongoing savings and efficiency efforts.  These decreases were partially offset by increased Custom Closets marketing expenses and costs associated with the second distribution center.

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Consolidated net interest expense decreased 27.8% to $5.7 million in the first quarter of fiscal 2019 from $7.9 million in the first quarter of fiscal 2018. In September 2018, the Company amended its Senior Secured Term Loan Facility, which decreased the applicable interest rate margins.

•

The effective tax rate was 30.5%, as compared to 34.0% in the first quarter of fiscal 2018. The decrease in the effective tax rate is primarily due to the remeasurement of deferred tax balances in the first quarter of fiscal 2018 as a result of a change in the Swedish tax rate.

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Net loss was $4.1  million, or ($0.08) per share, in the first quarter of fiscal 2019 compared to  a net loss of $6.8 million, or ($0.14) per share in the first quarter of fiscal 2018. Adjusted net loss was $4.1 million, or ($0.08) per share, in the first quarter of fiscal 2019 compared to adjusted net loss of $4.0 million, or ($0.08) per share in the first quarter of fiscal 2018 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

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Adjusted EBITDA (see Reconciliation of GAAP to Non-GAAP Financial Measures table) was $10.6 million in the first quarter of fiscal 2019 compared to $12.4 million in the first quarter of fiscal 2018. The decrease in Adjusted EBITDA was primarily due to planned incremental Custom Closets marketing expense and expenses associated with the opening of a second distribution center that were incurred in the first quarter of fiscal 2019.

Balance sheet and liquidity highlights:

(In thousands)	June 29, 2019	June 30, 2018
Cash	$11,404	$14,102
Total debt, net of deferred financing costs	$289,438	$299,707
Liquidity (1)	$82,709	$84,710
Free cash flow (2)	$(17,024)	$(7,776)

(1) Cash plus availability on revolving credit facilities.

(2) See Reconciliation of GAAP to Non-GAAP Financial Measures table.

Outlook

The Company is maintaining its outlook for fiscal 2019 as follows:

Fiscal 2019 Outlook
Net sales	$915 million to $925 million
New store openings and store relocations	2 openings, including 1 relocation (2)
Comparable store sales	Up 2.0% to up 3.0%
Net income per common share (1)	$0.41 to $0.51
Adjusted net income per common share (1) (3)	$0.41 to $0.51
Assumed tax rate	30%
Estimated share count	49 million

(1) Includes approximately $4 million, or $0.06 per common share of net costs associated with the opening of a second distribution center in Aberdeen, MD.

(2) The Company plans to open a new store in Memphis, TN during the second quarter of fiscal 2019. Additionally, during the second half of fiscal 2019, the Company plans to relocate an existing store in Dallas, TX.

(3) See Reconciliation of GAAP to Non-GAAP Financial Measures Table.

Conference Call Information

A conference call to discuss first quarter fiscal 2019 financial results is scheduled for today, July 30, 2019, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407‑3982 (international callers please dial (201) 493‑6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512‑2921 (international callers please dial (412) 317‑6671). The pin number to access the telephone replay is 13692361. The replay will be available until August 30, 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our future opportunities; expectations regarding our goals, strategies, priorities and initiatives; expectations regarding new store openings and relocations; plans to drive more brand awareness and attain market share gains; statements regarding our second distribution center and the timing of its completion; and our anticipated financial performance and tax rate for fiscal 2019.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a  second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively manage our online sales; competition from other stores and internet-based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 30, 2019, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading retailer of storage and organization products — a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to save space and time, a suite of custom closet systems and an array of digital shopping services. Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for real solutions from the really organized and www.whatwestandfor.com to learn more about the company’s unique culture.

The Container Store Group, Inc.

Consolidated statements of operations

(In thousands, except share and	Thirteen Weeks Ended
per share amounts) (unaudited)	June 29, 2019	June 30, 2018

Net sales	$209,520	$195,823
Cost of sales (excluding depreciation and amortization)	89,713	81,052
Gross profit	119,807	114,771
Selling, general, and administrative expenses (excluding depreciation and amortization)	109,029	106,605
Stock-based compensation	811	586
Pre-opening costs	477	346
Depreciation and amortization	9,706	9,337
Other (income) expenses	(27)	193
(Gain) loss on disposal of assets	(4)	40
Loss from operations	(185)	(2,336)
Interest expense, net	5,709	7,908
Loss before taxes	(5,894)	(10,244)
Benefit for income taxes	(1,795)	(3,480)
Net loss	$(4,099)	$(6,764)

Net loss per common share—basic and diluted	$(0.08)	$(0.14)

Weighted-average common shares—basic and diluted	48,231,148	48,138,907

The Container Store Group, Inc.

Consolidated balance sheets

	June 29,	March 30,	June 30,
(In thousands)	2019	2019	2018
Assets	(unaudited)		(unaudited)
Current assets:
Cash	$11,404	$7,364	$14,102
Accounts receivable, net	27,821	25,568	24,840
Inventory	120,512	108,650	104,135
Prepaid expenses	11,129	10,078	10,842
Income taxes receivable	1,124	1,003	812
Other current assets	11,867	11,705	12,577
Total current assets	183,857	164,368	167,308
Noncurrent assets:
Property and equipment, net	152,448	152,588	151,455
Noncurrent operating lease assets	353,490	—	—
Goodwill	202,815	202,815	202,815
Trade names	225,182	225,150	226,613
Deferred financing costs, net	223	241	294
Noncurrent deferred tax assets, net	1,898	1,912	2,101
Other assets	1,607	1,670	1,777
Total noncurrent assets	937,663	584,376	585,055
Total assets	$1,121,520	$748,744	$752,363

The Container Store Group, Inc.

Consolidated balance sheets (continued)

	June 29,	March 30,	June 30,
(In thousands, except share and per share amounts)	2019	2019	2018
Liabilities and shareholders’ equity	(unaudited)		(unaudited)
Current liabilities:
Accounts payable	$55,387	$58,734	$52,215
Accrued liabilities	68,507	67,163	71,817
Revolving lines of credit	9,951	5,511	889
Current portion of long-term debt	6,931	7,016	7,780
Current operating lease liabilities	58,664	—	—
Income taxes payable	2,011	2,851	2,019
Total current liabilities	201,451	141,275	134,720
Noncurrent liabilities:
Long-term debt	272,556	254,960	291,038
Noncurrent operating lease liabilities	327,221	—	—
Noncurrent deferred tax liabilities, net	50,182	51,702	49,378
Other long-term liabilities	8,903	36,114	41,337
Total noncurrent liabilities	658,862	342,776	381,753
Total liabilities	860,313	484,051	516,473
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 48,283,197 shares issued at June 29, 2019; 48,142,319 shares issued at March 30, 2019; 48,138,907 shares issued at June 30, 2018	483	481	481
Additional paid-in capital	864,386	863,978	861,726
Accumulated other comprehensive loss	(25,929)	(26,132)	(24,239)
Retained deficit	(577,733)	(573,634)	(602,078)
Total shareholders’ equity	261,207	264,693	235,890
Total liabilities and shareholders’ equity	$1,121,520	$748,744	$752,363

The Container Store Group, Inc.

Consolidated statements of cash flows

	Thirteen Weeks Ended
	June 29,	June 30,
(In thousands) (unaudited)	2019	2018
Operating activities
Net loss	$(4,099)	$(6,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,706	9,337
Stock-based compensation	811	586
(Gain) loss on disposal of assets	(4)	40
Deferred tax benefit	(1,891)	(3,874)
Non-cash interest	465	759
Changes in operating assets and liabilities:
Accounts receivable	(2,200)	110
Inventory	(11,923)	(9,975)
Prepaid expenses and other assets	(670)	(198)
Accounts payable and accrued liabilities	2,275	10,030
Net change in lease assets and liabilities	(152)	—
Income taxes	(1,009)	(3,303)
Other noncurrent liabilities	370	(68)
Net cash used in operating activities	(8,321)	(3,320)

Investing activities
Additions to property and equipment	(8,703)	(4,456)
Proceeds from sale of property and equipment	4	1
Net cash used in investing activities	(8,699)	(4,455)

Financing activities
Borrowings on revolving lines of credit	17,961	7,581
Payments on revolving lines of credit	(13,599)	(6,663)
Borrowings on long-term debt	19,000	15,000
Payments on long-term debt	(1,741)	(1,954)
Payment of taxes with shares withheld upon restricted stock vesting	(347)	(122)
Net cash provided by financing activities	21,274	13,842

Effect of exchange rate changes on cash	(214)	(364)

Net increase in cash	4,040	5,703
Cash at beginning of fiscal period	7,364	8,399
Cash at end of fiscal period	$11,404	$14,102

Note Regarding Non-GAAP Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net loss, adjusted net loss per common share - diluted, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., its controlling stockholder, to assess its financial performance.

The Company presents adjusted net loss, adjusted net loss per common share - diluted, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The Company defines adjusted net loss as net loss before restructuring charges, charges related to an Elfa manufacturing facility closure, impairment charges related to intangible assets, losses on extinguishment of debt, certain gains on disposal of assets, certain management transition costs incurred and benefits realized, charges incurred as part of the implementation of our Optimization Plan, and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net loss per common share - diluted as adjusted net loss divided by the diluted weighted average common shares outstanding. We use adjusted net loss and adjusted net loss per common share -  diluted  to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net loss and adjusted net loss per common share - diluted because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with its credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period as discussed further below. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.

The Company presents free cash flow, which the Company defines as net cash provided by operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(unaudited)

The table below reconciles the non-GAAP financial measures of adjusted net (loss) income and adjusted net (loss) income per common share - diluted with the most directly comparable GAAP financial measures of GAAP net (loss) income and GAAP net (loss) income per common share - diluted.

	Thirteen		Fiscal Year
	Weeks Ended		2019 Outlook
	June 29, 2019	June 30, 2018	Low	High
Numerator:
Net (loss) income	$(4,099)	$(6,764)	$20,100	$24,900
Optimization Plan implementation charges (a)	—	4,864	—	—
Taxes (b)	—	(2,112)	—	—
Adjusted net (loss) income	$(4,099)	$(4,012)	$20,100	$24,900

Denominator:
Weighted average common shares outstanding — diluted	48,231,148	48,138,907	49,000,000	49,000,000

Net (loss) income per common share — diluted	$(0.08)	$(0.14)	$0.41	$0.51
Adjusted net (loss) income per common share — diluted	$(0.08)	$(0.08)	$0.41	$0.51

(a)

Charges incurred to implement our four-part optimization plan to drive improved sales and profitability, launched during fiscal 2017 (the “Optimization Plan”), which include certain consulting costs recorded in SG&A expenses in fiscal 2018, which we do not consider in our evaluation of ongoing performance.

(b)

Tax impact of adjustments to net (loss) income and the tax benefit recorded in the first quarter of fiscal 2018 as a result of a reduction in the Swedish tax rate, which are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net loss.

	Thirteen Weeks Ended
	June 29, 2019	June 30, 2018
Net loss	$(4,099)	$(6,764)
Depreciation and amortization	9,706	9,337
Interest expense, net	5,709	7,908
Income tax benefit	(1,795)	(3,480)
EBITDA	$9,521	$7,001
Pre-opening costs (a)	477	346
Non-cash lease expense (b)	(64)	(637)
Stock-based compensation (c)	811	586
Foreign exchange (gains) losses (d)	(75)	38
Optimization Plan implementation charges (e)	—	4,864
Other adjustments (f)	(27)	193
Adjusted EBITDA	$10,643	$12,391

(a)

Non-capital expenditures associated with opening new stores and relocating stores, including marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.

(b)

Reflects the extent to which our annual GAAP operating lease expense has been above or below our cash operating lease payments. The amount varies depending on the average age of our lease portfolio (weighted for size), as our GAAP operating lease expense on younger leases typically exceeds our cash operating lease payments, while our GAAP operating lease expense on older leases is typically less than our cash operating lease payments.

(c)

Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.

(d)	Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of our ongoing operations.
(e)	Charges incurred to implement our Optimization Plan, which include certain consulting costs recorded in SG&A expenses in fiscal 2018, which we do not consider in our evaluation of ongoing performance.
(f)	Other adjustments include amounts our management does not consider in our evaluation of our ongoing operations, including certain severance and other charges.

The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Thirteen Weeks Ended
	June 29,	June 30,
	2019	2018
Net cash used in operating activities	$(8,321)	$(3,320)
Less: Additions to property and equipment	(8,703)	(4,456)
Free cash flow	$(17,024)	$(7,776)